Form C

Cover Page

Name of issuer:

Hopster's LLC

Legal status of issuer:

Form: Limited Liability Company

Jurisdiction of Incorporation/Organization: MA

Date of organization: 4/5/2013

Physical address of issuer:

292 Centre Street
Newton MA 02458

Website of issuer:

http://www.hopstersbrew.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

4.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

☐ Common Stock
☐ Preferred Stock
☐ Debt
☑ Other

If Other, describe the security offered:

Series A-4 Preferred Units

Target number of securities to be offered:

600

Price:

$500.00000

Method for determining price:

Pro-rated portion of the total principal value of $300,000; Units will be sold in increments of $500.

Target offering amount:

$300,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,070,000.00

Deadline to reach the target offering amount:

3/31/2019

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

20

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$4,044,706.00	$1,175,732.00
Cash & Cash Equivalents:	$126,975.00	$533,542.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$838,969.00	$155,226.00
Long-term Debt:	$984,455.00	$208,319.00
Revenues/Sales:	$1,145,673.00	$1,299,645.00
Cost of Goods Sold:	$304,354.00	$314,006.00
Taxes Paid:	$0.00	$0.00
Net Income:	($530,619.00)	$72,015.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Hopster's LLC

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Gretchen Wilson	National Accounts	9th Gear Technologies	2017
Karen Cooper	Marketing	Hopsters LLC	2013
Lee Cooper	CEO	Hopsters LLC	2013

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Karen Cooper	Owner	2013
Lee Cooper	CEO	2013

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Karen Cooper	5000.0 Common Units	100.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

Any projections of future performance provided to you may prove to be incorrect.
The financial projections of the Company and projections relating to the future market for the Company's potential products are based upon current assumptions as to future events and conditions which the Company believes to be reasonable as of the date thereof, but which are inherently uncertain and unpredictable. The assumptions may prove to be incomplete or incorrect and unanticipated events and circumstances may occur. Because of such uncertainties, and the other risks outlined herein, the actual results of the Company's future operations can be expected to be different from those projected, and such difference may be material and adverse. Potential investors should consider the projections in light of the underlying assumptions, reach their own conclusions as to the reasonableness of those assumptions and evaluate the projections on the basis of that analysis.

The Company is dependent on its management, founders and sponsors.
The Company is dependent on its management, founders and sponsors to execute its business plan. The success of the Company will depend on its ability to compete for and retain additional qualified key personnel to enhance the growth. The Company's business would be adversely affected if it were unable to recruit qualified personnel when necessary or if it were to lose the services of certain key personnel and it were unable to locate suitable replacements in a timely manner. Finding and hiring such replacements, if any, could be costly and might require the Company to grant significant equity awards or incentive compensation, which could have a material adverse effect on the Company's financial results and on your investment. The loss, through untimely death, unwillingness to continue or otherwise, of any such persons could have a materially adverse effect on the Company and its business.

Factual statements have not been independently verified.
No party has been engaged to verify the accuracy or adequacy of any of the factual statements contained in this offering statement. In particular, neither legal counsel nor any other party has been engaged to verify any statements relating to the experience, skills, contacts or other attributes of the managers, officers and employees of the Company, or to the anticipated future performance of the Company.

The Company's brew pubs could have licensing, legal or regulatory problems.
Some or all of the Brew Pubs could lose their licenses or be unable to acquire licenses to sell alcoholic beverages or have their hours of operation curtailed as a result of hearings of the licensing boards in jurisdictions where they are located or as a result of any changes in legislation governing licensed premises in the various jurisdictions in which Brew Pubs are located or may be located, with a material adverse effect on the Company's financial results and on your investment.

A disruption in brewing activities could have a material adverse effect on the Company.
A prolonged disruption to brewing activities (e.g., due to fire, industrial action or any other cause) at a particular brewing site could have a material adverse effect on the Company's ability to brew its products, which in turn could cause a material adverse effect on the Company's financial results and on your investment.

The cost of establishing and operating the brew pubs may be higher than expected.
The costs of establishing and operating the Brew Pubs may be higher than expected. Although management of the Company has undertaken projections and opened and ran a smaller location, costs may be greater in the U.S. locations and may increase as a result of economic or other factors beyond the Company's control, with a resulting material adverse effect on the Company's financial results and on your investment.

Changes in the economy could have a detrimental impact.
Changes in the general economic climate could have a detrimental impact on consumer expenditure and therefore on the Company's revenue. It is possible that recessionary pressures and other economic factors (such as declining incomes, future potential rising interest rates, higher unemployment and tax increases) may decrease the disposable income that customers have available to spend on beer and/or alcohol consumption and may adversely affect customers' confidence and willingness to spend. Any of such events or occurrences could have a material adverse effect on the Company's financial results and on your investment.

Increased costs could affect the company.
An increase in the cost of raw materials or energy could affect the Company's profitability. Commodity and other price changes may result in unexpected increases in the cost of raw materials, glass bottles and other packaging materials used by the Company. The Company may also be adversely affected by shortages of raw materials or packaging materials. In addition, energy cost increases could result in higher transportation, freight and other operating costs. The Company may not be able to increase its prices to offset these increased costs without suffering reduced volume, sales and operating profit, and this could have an adverse effect on your investment.

An investment in the Company is speculative.
Subscribers of the Units offered hereby may not realize a return on their investment and could lose their investment. Subscribers should carefully review this Agreement and these Risk Factors and consult with their attorneys, tax advisors, and/or business advisors prior to purchasing the Units offered hereby.

Subscribers of the Units offered hereby may have to bear the risk of their investment for an indefinite period of time since there are substantial restrictions on their resale.
The Units offered hereby have not been registered under the Securities Act or any state securities or blue-sky law and constitute "restricted securities" under applicable federal securities laws. As a result, Subscribers of the Units offered hereby may not sell or otherwise transfer those Units except pursuant to registration under the Securities Act and applicable state securities laws or pursuant to an exemption therefrom. By investing in the Units offered hereby, you are agreeing to significant restrictions on the liquidity of your Units for the foreseeable future. As a result of all of these restrictions, Subscribers of the Units offered hereby must bear the economic risks of their investment for an indefinite period of time. An investment in the Company is suitable only for sophisticated Subscribers who can afford to bear the risk of a complete loss of such investment. A purchase of the Units should be considered only by persons financially able to maintain their investment and who can afford a loss of all or a substantial part of such investment.

The Company may incur debt.
The Company may incur debt secured by the land and/or the assets of its brewery to open other locations, and it may incur debt (including secured debt) in connection with opening and/or operating Brew Pubs. Complying with obligations under such indebtedness may have a material adverse effect on the Company and on your investment.

The Units offered hereby may be diluted by future issuances of Units of the Company with superior rights.
It is anticipated that the Company will need additional rounds of financing for future anticipated expansion. Additional funding would likely adversely affect the current equity owners by diluting their equity interests in the Company. The Company cannot guarantee that the necessary funds will be made available to the Company. Thus, there is no assurance that the Company will be able to continue to develop and fully implement its marketing plan nor continue to operate if the necessary funding is not available.

The Company has broad discretion in the application of the proceeds from the sale of Units.
The management of the Company has broad discretion to adjust the application and allocation of the net proceeds of this offering in order to address changed circumstances and opportunities. As a result of the foregoing, the success of the Company will be substantially dependent upon the discretion and judgment of the management of the Company with respect to the application and allocation of the net proceeds hereof.

The foregoing risk factors do not purport to be a complete enumeration or explanation of the risks involved in an investment in the Company. Prospective investors are urged to consult their own advisors before deciding to invest in the Company.

Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

Increasing our sales and profits depends in part on our ability to open new brew pubs in cities and at sites and on terms attractive to us, which is subject to many unpredictable factors, including, but not limited to, our potential inability to locate and secure new brew pub sites in locations that we believe to be attractive, difficulties in hiring and training top performing employees, delay in new site construction, and difficulty in negotiating leases with acceptable terms. If we are unable to open the number of new brew pubs we plan, or delay or forego any planned brew pub openings, our growth strategy and our expected resulted may be adversely affected.

If we are unable to build the customer base that we expect for new brew pub locations or overcome the higher fixed costs associated with new brew pub locations, new brew pubs may not have results similar to those of our existing restaurants and may not be profitable.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$300,000**

Use of Proceeds: We currently expect to use approximately 95% of the net proceeds from this offering on operational expenses and working capital requirements and the remainder of the net proceeds to pay the Wefunder intermediary fee.

If we raise: **$1,070,000**

Use of Proceeds: We currently expect to use approximately28% towards brewing and restaurant equipment; 67% towards construction of the Restaurant and the remainder of the net proceeds to pay the Wefunder intermediary fee.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

See exact security attached as Appendix B, Investor Contracts.

TYPE OF SECURITY: Series A-4 Preferred Units
PRICE per Unit: $500 per Series A-4 Preferred Unit
WATERFALL: Investors will receive Series A-4 Preferred Units as well as Distributions

DISTRIBUTIONS: After providing for any reserves that it may deem appropriate, the Board may make distributions of Net Cash Flow to the Members, with the frequency determined by the Board, as follows:

(i) first, to the holders of Series A-1 Units, Series A-3 Units, **Series A-4 Units** and Series A-5 Units, **pro rata in proportion to the number of such Units held by each holder, until such holders have received distributions in an amount equal to the aggregate Priority Return** on all Series A-1 Units, Series A-3 Units, Series A-4 Units and Series A-5 Units outstanding immediately prior to such distribution, as applicable;

(ii) **second, eighty and eight tenths percent (80.8%) to the holders of Preferred Units pro rata in proportion to the number of such Units held by each holder, until each such holder receives a return of its Capital Contribution** and (B) nineteen and two tenths percent (19.2%) to the holders of Common Units, pro rata in proportion to the number of such Common Units held by each holder; and

(iii) finally, (A) **nineteen and two tenths percent (19.2%) to the holders of Preferred Units pro rata in proportion to the number of such Units held by each holder**, and (B) eighty and eight tenths percent (80.8%) to the holders of Common Units, pro rata in proportion to the number of such Common Units held by each holder.

LIQUIDATION PREFERENCE: In the event of any liquidation, dissolution or winding up of the Company, preferred Unit holders will receive liquidation preferences over Common Unit holders.

RIGHT OF FIRST REFUSAL: First, the Company, and, second, the Major Members, will have a right of first refusal to purchase equity offered for sale by any Member.

PRE-EMPTIVE RIGHTS: Major Members will have a right to maintain their equity percentage in the Company on a fully diluted basis in any subsequent offering of securities by the Company, with customary exceptions.

CONVERSION: All outstanding Preferred Units are convertible into Common Units at the applicable Conversion Price: (i) at the election of the Unit Holder at any time, or from time to time, or (ii) immediately prior to the closing of a firm commitment underwritten initial public offering pursuant to an effective registration statement filed under the Securities Act, covering the offer and sale of the Company's Common Units at a valuation of at least $50,000,000 and resulting in at least $15,000,000 of gross proceeds to the Company or (A) upon the receipt by the Company of a written request for such conversion from the Requisite Preferred Members

VOTING RIGHTS: Each Preferred Unit (on an as-converted basis) entitles the holder thereof to cast one vote on any matter on which members of the Company are entitled to vote and each Common Unit issued and outstanding entitles the holder thereof to cast five votes on any matter on which Members of the Company are entitled to vote. Holders of Series A-4 Preferred Units will grant a proxy in favor of the Chief Executive Officer of the Company to vote such holder's units in the same manner as is voted by majority of the outstanding Series A-1 Preferred Units.

MANAGEMENT: Management of the Company is vested in the Board of Managers, which is currently comprised of three managers. The holders of a majority of the Common Units have the right to appoint two Managers and the holders of a Majority of the Series A-1 Units have the right to appoint the third Manager. In the event the Board is increased to 5 managers, the existing managers have the right to nominate the additional managers.

14. Do the securities offered have voting rights?

☑ Yes
☐ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: Yes. The holders grant a proxy in favor of the Company's CEO with respect to all votes.
☐ No

16. How may the terms of the securities being offered be modified?

The terms of the securities are governed by the Company's second amended and restated limited liability company agreement as amended by that certain first amendment, which may only be modified with the written consent of the holders of at least a majority of the managers of the Company and with the consent of a majority-in-interest of the Members; provided that any amendment to the operating agreement that alters or repeals the preferences, special rights or other powers of the Preferred Units in a manner disproportionate to any adverse effect such amendment would have on the rights of the holders of Common Units must be approved by a majority the then outstanding Units held by the adversely effected series of Preferred Units, each series voting separately on an as-converted basis.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Series A-2 Units	22,869.517	22,869.517	Yes
Common Units	43,611	43,611	Yes
Series A-3 Units	1109	1109	Yes
Series A-1 Units	13,519.4	13,519.4	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	0
Options:	0

Describe any other rights:

On October 1, 2018 the Company adopted the Second Amended and Restated Limited Liability Company Operating Agreement (the Second A/R Operating Agreement) pursuant to which, the Company is authorized to sell five separate classes of membership units- Series A-1 Preferred units, Series A-2 Preferred units, and Series A-3 Preferred units, Series A-4 Preferred units and Series A-5 Preferred Units.

On January 9, 2019, the Company and its members entered into a First Amendment to Second Amended and Restated Limited Liability Company Operating Agreement, pursuant to which the Company effectuated a unit split on the Company's outstanding Common Units, Series A-1 Preferred Units and Series A-2 Preferred Units such that each such unit was reclassified and split into 8.7222 Common Units, Series A-1 Units and Series A-2, respectively.

Preferred Units are convertible into the Company's Common units at the option of the unit holder of Preferred Units or upon an automatic conversion event as described in the Second A/R Operating Agreement, as amended. As more fully described in item 13 above, the Company has right of first refusal to purchase the Company's units from any member.

Certain of the holders of Preferred Units receive priority returns. Holders of Series A-1 units receive a priority return of 6% per annum on the original issue price of $500 per unit and the holders of Series A-3, Series A-4 and Series A-5 units receive a priority return of 2% per annum on the original issue price. The unpaid priority return balance as of December 31, 2017 is $46,500.

Item 13 above sets forth the process by which net cash flow, if any, is distributed to the Company's members.

As an LLC, the Company is not required to authorize a set number of units, so has not done so for any of its units.

The Company recently closed an approximately $550,000 offering of its Series A-3 Preferred units. Holders of Series A-3 Units and Series A-4 Units have the same rights.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor will grant a proxy to the Chief Executive Officer of the Company, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

The Series A-1 Preferred Units have a 6% annual non-compounded return while the Series A-4 Preferred Units have a 2% annual non-compounded return.

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the common unitholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the common unitholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The common unitholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional units, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

In the future, we intend to perform valuations of our Preferred Units that take into account factors such as the following:

- unrelated third party valuations of our Preferred Units;
- the price at which we sell other securities, such as convertible debt or common units, in light of the rights, preferences and privileges of our those securities relative to those of our Preferred Units;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the lack of marketability of our Preferred Units;
- the hiring of key personnel and the experience of our management;
- the introduction of new Brew Pubs;
- the risk inherent in the development and expansion of our Brew Pubs;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Management, and the Investor will have no independent right to name or remove an officer or member of the Management of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

<u>Additional issuances of securities.</u> Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

<u>Issuer repurchases of securities.</u> The Company may have authority to repurchase its securities from unitholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

<u>A sale of the issuer or of assets of the issuer.</u> As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company to manage the Company so as to maximize value for unitholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company. If the Management of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

<u>Transactions with related parties.</u> The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its unitholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

None

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
	Regulation Crowdfunding		$0	General operations
1/2017	Regulation D, 506(c)	Priced Round	$241,000	General operations
2/2017	Regulation Crowdfunding	Priced Round	$1,069,997	General operations
9/2018	Regulation D, Rule 506(b)	Series A-3 Preferred Units	$559,500	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

As a craft brewery with a brew-your-own-beer experience, bar, and restaurant all under one roof, we give patrons a place they can enjoy on any occasion. Whether it's a birthday, corporate event, or a fun night out on the town, there's always a reason to come back to Hopsters. Since opening in 2013, we've grown to two locations, including an incredible new 6,000 sq ft Hopsters in Boston's Seaport District that earned $1.1M in Q1 of 2018.

We anticipate almost $6M of revenue from our two locations this year, but that's just the beginning. Why? We believe we're the first scalable brand that combines craft beer, a farm-to-table menu, and "brew your own" entertainment, making us perfect for both small parties and corporate events with Google, HP, John Hancock, and more of the countries biggest brands. With another location in Philadelphia in the works, our hope is to open 2 more locations in 2019 and have 16 locations by 2022.

Milestones

Hopster's LLC was incorporated in the State of Massachusetts in April 2013.

Since then, we have:

- New Boston location filed $1.1M in Q1 2018 revenue while our original location does $1.3M in annual sales.
- Raised $1.3M from 713 Wefunder investors in 2017.
- Corporate events with Google, HP, John Hancock, PWC, Vertex, GE, HubSpot, Harvard, and other large businesses can bring in more than $10k of revenue a night.
- Our average gross margin is 75% across both locations.
- Net income of 20% and EBITDA of 30%+ in Boston, more than 5x as profitable as a standard restaurant.
- Our prime Costs, Labor, & COGS run at 50%.
- Opened in January 2018, our 6,000 sq ft Boston location has the capacity for 180 people and boasts 12 kettle stations, a bar, brew hall, and a full-service restaurant and kitchen.

Historical Results of Operations

- *Revenues & Gross Margin.* For the period ended December 31, 2017, the Company had revenues of $1,145,673 compared to the year ended December 31, 2016, when the Company had revenues of $1,299,645. Our gross margin was 73.43% in fiscal year 2017, compared to 75.84% in 2016.
- *Assets.* As of December 31, 2017, the Company had total assets of $4,044,706, including $126,975 in cash. As of December 31, 2016, the Company had $1,175,732 in total assets, including $533,542 in cash.
- *Net Loss.* The Company has had net losses of $530,619 and net income of $72,015 for the fiscal years ended December 31, 2017 and December 31, 2016, respectively.
- *Liabilities.* The Company's liabilities totaled $1,823,424 for the fiscal year ended December 31, 2017 and $363,545 for the fiscal year ended December 31, 2016.

Liquidity & Capital Resources

To-date, the company has been financed with $559,500 in equity.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Hopster's LLC cash in hand is $600,000, as of September 2018. Over the last three months, revenues have averaged $351,000/month, cost of goods sold has averaged $68,000/month, and operational expenses have averaged $259,000/month, for an average net margin of $24,000 per month.

Since the period the financials cover, we had material costs associated with opening the Boston Seaport operation. These costs included, fixtures and fittings, brewing equipment along with build out costs to build the brewery and pub.

There will be no changes in revenues in the next 3-6 months. We expect our expenses will remain the same, and we will only use the money in the raise for expenses.

Any forward looking statements are projections and cannot be guaranteed.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
   C. engaging in savings association or credit union activities? ☐ Yes ☑ No

ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.hopstersbrew.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES


HOPSTERS

INVEST IN HOPSTERS

minimum target met

$305,199

raised of $1,070,000 maximum target from 77 investors

Nationally expanding brewery/restaurant featuring brew-your-own-beer experience

As a craft brewery with a brew-your-own-beer experience, bar, and restaurant all under one roof, we give patrons a place they can enjoy on any occasion. Whether it's a birthday, corporate event, or a fun night out on the town, there's always a reason to come back to Hopsters. Since opening in 2013, we've grown to two locations, including an incredible new 6,000 sq ft Hopsters in Boston's Seaport District that earned $1.1M in Q1 of 2018.



Lee Cooper
Founder
Before Hopsters Lee worked in financial services in the field of organizational development, helping managers become better leaders. Now he spends his days trying to practice what he preached!


Brew Your Own Beer
HOPSTERS

Why you may want to invest

1. New Boston location filed $1.1M in Q1 2018 revenue while our original location does $1.3M in annual sales.
2. Raised $1.3M from 713 Wefunder investors in 2017.
3. Corporate events with Google, HP, John Hancock, PWC, Vertex, GE, HubSpot, Harvard, and other large businesses can bring in more than $10k of revenue a night.
4. Our average gross margin is 75% across both locations.
5. Net income of 20% and EBITDA of 30%+ in Boston, more than 5x as profitable as a standard restaurant.
6. Our prime Costs, Labor, & COGS run at 50%.

$ 500 min

REMIND ME (475)

What you are investing in

Waterfall agreement

Hopsters LLC is offering equity in all Hopsters current and future locations. $500 equals one Unit in the form of Series A4 Preferred Units.

The Board will then elect to distribute profits to investors, You will first earn 2% of your total investment from profits (net cash flow) and if there are still profits remaining, 80.8% will be distributed pro rata amongst investors. Once this has been paid, it will then be 19.2% of profits distributed, pro rata. See subscription agreement for specific details.

Earning a return

Learn more about custom

Investor perks

$500+
You receive a custom Hopsters Brewing Company, with the words "Investor" Hat that shows you are a Hopsters Investors

$1,000+
You receive a hat and a $100 gift card to Hopsters Brewery that will never expire and you can re-send as a gift if you can't get to Boston!

7 Opened in January 2018, our 6,000 sq ft Boston location has the capacity for 180 people and boasts 12 kettle stations, a bar, brew hall, and a full-service restaurant and kitchen.

8 Serving our own beer through our own taps has proved to highly profitable, as we have a 90% gross margin on all Hopsters-brewed beer served on-site.

Our Ambition

We anticipate almost $6M of revenue from our two locations this year, but that's just the beginning. Why? We believe we're the first scalable brand that combines craft beer, a farm-to-table menu, and "brew your own" entertainment, making us perfect for both small parties and corporate events with Google, HP, John Hancock, and more of the countries biggest brands. With another location in Philadelphia in the works, our hope is to open 2 more locations in 2019 and have 16 locations by 2022.

Hopsters_Investor_Deck_June_2018.pdf

hopstersbrew.com

Newton, MA

Why I Like Hopsters

"Although I'd always been a craft beer lover, I had never seen such a unique and engaging business model in the craft beer space. Sure, there are a lot of great craft beers, a lot of cool brew pubs that serve good food, and even a few places where you can brew your own beer. But Hopster's was bringing this all together, uniting craft beer and the community like it has never been done before! Concept is one thing. Successful execution is another. Being a true believer, I invested both money and time. For seven months, I worked alongside Lee and Karen to get Hopster's up and running – taking it from a pre-renovation cool concept to an insanely successful business.



Gretchen Wilson

HOPSTERS INVESTOR

THE BUZZ ABOUT HOPSTERS

This recent addition to Fort Point is already the toast of the town for its stellar 18 or so draft brews and a menu that goes far beyond pub grub. It's also a cool spot to hit up for larger friend gatherings, such as bachelor/bachelorette parties. Guests can learn to brew their own beer and then imbibe while watching the game on multiple TVs and taking in great views of the city's skyline.

Carey Wade

Writer for Boston.com

Excellent, knowledgeable staff. Cool spot with great food and some really well made and thought out beers. Looking forward to going back.

Michael S.

Customer

For dinner we started with the wings. They had the perfect balance of spice and tang with a chunky blue cheese to dip on the side. Hubby had the lobster grilled cheese and I had the fish and chips. My only complaint is that there was too much to eat.

Lori D.

Hopsters Customer

This is a beer lover's paradise because at Hopsters, you can brew beer, sip beer and learn a little bit about it too.

Phantom Gourmet

CBS Boston Food Reviewer

From Philly but was in the Boston Seaport area for a recent conference. Stopped by the new Sleeper St. location just before it was due to open. It was very exciting to see as an investor ...almost like an expecting parent!

Evan Geller

Hopsters investor

Karen and Lee - Thank you for the operational update. I very much appreciate the hard work that you've put into this both from getting the brewpub up and running, and for the overall great communication with investors. I'm sure it's been a crazy few months but the outcome certainly looks amazing. You've made me wish I'd invested a larger amount.. If you do another raise for another location I'd certainly be interested. (feel free to open one out here in SoCal - then you can spend your winters here..) ;) I think the concept would do very well here by the way.

Steve Getman

Hopsters investor

THE BUSINESS JOURNALS

Hopsters Brewing Co., Boston brew-your-own-beer company, to expand into Philadelphia - Philadelphia Business Journal

A Boston brewpub and brew-your-own-beer company wants to open 15 locations within seven years, and Philadelphia is its next stop. Hopsters Brewing Co. in 2017 opened its flagship location in the Seaport neighborhood of Boston after it raised

October 4, 2018 @ bizjournals.com

PHILADELPHIA EATER

Boston Brew-Your-Own-Beer Brewery Raises Money for a Philly Location

When City Winery opens in the new Fashion District Philadelphia (formerly the Gallery) at 9th and Market next year, Philadelphians will be able to make their own wine right in the city. And if all goes according to plan 15 blocks up Market, they'll be

October 1, 2018 @ philly.eater.com

thestar.com

7 ways to enjoy Boston like the locals | The Star

BOSTON, MASS.-You can spend a whole weekend here within sight of the water, but getting to really know the city will involve travelling outside the old downtown, and sometimes up the Charles River, where its history is hidden.

August 16, 2018 @ thestar.com

The 50 Fastest-Growing Craft Breweries In The United States

The explosion in the number of craft breweries has created seemingly endless choices for beer enthusiasts, making it extremely difficult to decide which ones to visit and which craft beers to buy. New beer-production statistics of the 50 fastest-growing

August 16, 2018 @ forbes.com

10 Totally Unique Restaurants in Boston

If you want grub, suds and the chance to make your very own custom beer, you can visit this eatery and DIY brewery in Newton. The spot boasts 10 kettles, each of which can be reserved by guests in three-hour slots to learn about, design and brew three

August 16, 2018 @ zagat.com

Hungry For American Eats? These 6 New Boston Spots Have You Covered | Hoodline

If you've got American fare on the brain, you're in luck: we've found six new Boston eateries that will quell your craving. Here are the newest places to check out the next time you're in the mood for American eats. 600 Harrison Ave.

August 16, 2018 @ hoodline.com

Robot-Driven Cooking & More: What's Trending On Boston's Food Scene

BOSTON (Hoodline) - As fans of cronuts and cake pops can attest, food trends come and go. So how can you tell which tastes are trending today? We took a data-driven look at the question, using Yelp to uncover which local businesses have been in the

August 14, 2018 @ boston.cbslocal.com

37 Seaport restaurants for every occasion

From seafood stands to fine dining, the burgeoning Seaport/Fort Point area has it all. Parties, pizza, craft cocktails, fine dining - Boston's ever-growing Fort Point/Seaport District offers an abundance of food experiences in one concentrated area. The

May 4, 2018 @ boston.com

You can make your own beer at this Boston brewery

Hopsters hopes to give local craft brew fans a more hands-on beer experience. The Newton-based brewery, bar and restaurant recently opened its second location earlier this winter, bringing its make-your-own-beer concept - the first of its kind in

January 23, 2018 @ metro.us

Sips: Hopsters hits the Seaport (and plans for more locations are on tap) - The Boston Globe

In 2013, Hopsters, a brew-your-own beer joint and bar, opened on a busy corner just off the Pike in Newton. Since then founder Lee Cooper has taken feedback from corporate clients - who use the space for company outings - suggesting a more

January 18, 2018 @ bostonglobe.com

Brew-your-own-batch pub open for business

Seaport, meet your new neighborhood cool kid, Hopsters. The highly-anticipated craft beer joint has officially opened its doors at 51 Sleeper St.

January 4, 2018 @ bostonherald.com

Peek Inside the New Hopsters in the Seaport District and Brew Some Beer

For those who wish to trek through today's weather conditions, Newton-based Hopsters is laughing at the snow and celebrating the official opening of its new Seaport District facility (51 Sleeper St., Boston) - a bar, restaurant, and brew-your-

January 4, 2018 @ boston.eater.com

Frothy Market: Startup Breweries Raise Millions via Crowdfunding | Brewbound.com

Until last year, crowdfunding in the beer industry meant that an upstart craft brewery could offer perks like pint glasses and T-shirts to consumers in exchange for thousands of dollars in donations. In 2013, those types of campaigns earned San

January 20, 2017 @ brewbound.com

Update: Hopsters Brewery Secures $1M Through WeFunder Campaign | Crowdfund Insider

Massachusetts craft brewery Hopsters has successfully secured $1 million during its equity crowdfunding campaign on Wefunder. The company, which was founded by Lee and Karen Cooper, launched the initiative at the end of November and quickly

January 5, 2017 @ crowdfundinsider.com

Beer me! A new business model to invest in your own craft brew recipe

Between 2011 and 2015, the market share for craft beer doubled. This can be attributed to a variety of factors - from people having more disposable income to the growing popularity of the IPA (India Pale Ale). As craft beer continues to grow,

December 25, 2016 @ cnbc.com

New Addition - Hopsters Brew & Boards | Improper Bostonian

If you dig the DIY beer-making movement but aren't willing to turn your living room into a microbrewery, Hopsters offers a fairly brilliant solution...

October 5, 2016 @ improper.com

Hopsters - Zagat Review

At this brick-walled, industrial hops heaven in Newton, you can brew your own handcrafted beer - or enjoy elevated suds, like pale Czech lagers and Belgian-style witbiers, all made with organic ing...

September 17, 2016 @ zagat.com

Hopster's Brew & Boards: Part 1

By Cristin Nelson / Photos by Kristin Tieg It's a Sunday afternoon in November, and it's Sara Marx's birthday. She and her fiance Rinaldo Dorman are manning one of the 10 copper-plated kettles at Hopster's Brew and Boards in Newton, a community

September 7, 2016 @ edibleboston.com

What Beers Should You Drink This Summer in Boston? We Tried Them All to Find Out.

With the weather getting warmer, the last thing you want is a fridge full of heavy winter beer. Whether you're looking to breathe some...

June 16, 2016 @ thrillist.com

Hopsters Is Expanding Its Brewing Enterprise to Fort Point

A Newton-based brewpub where guests can test their chemistry chops and brew their own beer plans to open another location in one of the up-and-coming development centers of Boston, according to Boston Magazine .

May 24, 2016 @ boston.eater.com

Hopsters to Open Fort Point Location

UPDATE, June 29: Hopsters is taking over the former Sleeper Street Cafe space at 51 Sleeper St., Boston Restaurant Talk reports. Fort Point is truly becoming the beer hub of Boston. The standout Trillium Brewing Company is based there, next door to Row

May 23, 2016 @ bostonmagazine.com

Hopsters is opening a new location in the Seaport

It looks like Trillium is getting a new neighbor. The Newton-based brewpub Hopsters announced Monday that it's expanding and has identified a new 6,000 square-feet location in the Seaport and Fort Point Channel area. The new space has an expected

May 23, 2016 @ boston.com



The 50 coolest new businesses in America - Page 23 of 51 - Business Insider

292 Centre St., Newton, Massachusetts What it is: A make-your-own-beer brewery and restaurant. Why it's cool: This "community brewery" allows you to brew up to 10 kettles of beer in one sitting while sampling tasty cured meats and other food. Pick

December 21, 2015 @ businessinsider.co.id

Wicked Bites - Hopsters (Newton, MA)

Set your DVRs for Wicked Bites - Saturday at 9:30am on NESN! Leigh is having all kinds of fun while learning to brew her own beer at Hopsters in Newton! Twitter - https://twitter.com/WickedBitesTV Facebook -

December 21, 2015 @ youtube.com

Hopsters jumps into branded brew market - The Boston Globe

Hopsters, a brew-your-own beer establishment and bar in Newton, has begun distributing its own branded brews. Hopsters has signed on with the Craft Brewers Guild to distribute three flagship beers. A week ago, the brewery sent out its first

November 1, 2014 @ bostonglobe.com

Phantom Gourmet: Great 8 Spots For Beer

Lager, Stout, Pilsners and Pale Ales, everyone has a favorite type of beer. These are Phantom's 8 Greatest spots for some serious suds. Hopsters Newton Kicking off the Great 8 is Hopsters in Newton. This is a beer lover's paradise because at Hopsters,

October 22, 2014 @ boston.cbslocal.com

Hopsters and Bully Boy Distillers Team Up to Create a 'Down Boy Stout'

Here's how you can be part of the action! If you have yet to visit either Boston's Bully Boy Distillers or Newton's Hopsters Brew and Boards, then next month is your chance to do so. On September 11, Hopsters' brewers will team up with Bully Boy's co-

August 29, 2014 @ bostinno.streetwise.co

Hopster's Brew & Boards - Newton (Phantom Gourmet)

Hopster's is a one of a kind combination of a neighborhood restaurant, gastropub, and do-it-yourself brewhouse. Phantom Gourmet's Dan Andelman takes a tour and brews his own beer.

June 5, 2014 @ youtube.com

Hopsters Brew and Boards Lets Anyone Create Their Own Beer

The company has been up and running for two weeks, and already they've brewed 140 batches of beer. Lee Cooper is happy. Like, really happy. "I'm living the dream," said the beer-brewing company owner. "I'm making beer. I really can't complain."

October 15, 2013 @ bostonmagazine.com

We Want to Be the First Brew-it-Yourself Brand

We rolled up a craft brewery, restaurant, and brew-it-yourself event space into one building by starting in Newton, MA in 2013. Despite the space being just 2,000 sq ft, we still earn more than $1M in annual revenue there, and in Jan. 2018, we opened a huge new spot in Boston's Seaport District. It's a tricky business, but we think we've nailed the model for an all-in-one craft brewery.




HOPSTERS

Brewery

We brew Hopster-branded craft beers that earn 90% gross margins on every sale.



Restaurant

Our kitchen creates gourmet, farm-to-table meals for customers wanting more than a drink.



Brew-it-Yourself

We're one of the only DIY breweries that lets you mix, brew — and even design — your own beer.

We Made Almost $1.4M in Q1 2018

In Newton alone, a suburban city with a population of 88,000, we doubled sales nearly every year since opening. The additional location in Boston has done even better than we anticipated, filing $1.1M in Q1 2018 revenue while growing every month since opening.



$20M
$15M
$10M
$5M
0
Projected 2018 Revenue: $6M
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
Revenue of Newton, MA Location
Projected Revenue of Philadelphia Location
Revenue of Boston, MA Location
Projected Revenue of Future Locations

Projections for 2018 and later cannot be guaranteed.

Philadelphia by Spring 2019, 16 More by 2022

We've proven our model in both a smaller, local brewpub and a large, urban restaurant. So our next step is to expand out of Massachusetts. Our first national expansion will be in Philadelphia, as the second largest city on the East Coast is growing rapidly and has prime location opportunities.



Our Corporate Events Can Make 5 Figures a Night

Earlier this year, we held an event with 50+ John Hancock employees that made over $10,000 in sales in just three hours. Corporate events are a lucrative opportunity for us, as our margins on these events can be 5 times as profitable as a standard restaurant on a standard night. This is especially true in the Seaport district, where our larger Boston space is the perfect location.

Our Progress So Far

If we hit our minimum fundraise goal of $300k, we'll use the funds for operational expenses and working capital requirements. If we hit our maximum raise of $1M, we'll use 28% of the money for brewing and restaurant equipment, 67% for construction of new locations, and 5% for Wefunder fees.

September 2013



Our First Location Opens

The Hopsters Newton location has far exceeded sales and profitability expectations while serving as an "incubator" location.

December 2013

Started Pouring Local Craft Beers

We begin to establish ourselves as the go-to spot for Newton residents to discover local beers.

May 2014



Received Commercial License to Brew and Serve House Beers

Hopsters enters another vertical, brewing, bottling, and selling our own beers.

January 2015

Named Boston's Best - Newton Neighborhood Bar

July 2015

Brewed Over 7,000 Individual Customer Batches

Hopsters is a well-known neighborhood joint for events. Friends, family, and co-workers come for the novelty and stay for the food.

January 2016

Business Insider - The 50 Coolest New Businesses

September 2016



Hopsters Turns 3 — 21,000 Individual Customers Brew With Us

We've nearly tripled our number of custom brews since 2015 and are still going strong.

October 2016



We Sign Lease for Boston Seaport Location

The new Seaport location is 3x the size of our Newton location.

January 2018

Hopsters Boston Seaport Location Opens

Right in the heart of an up-and-coming Boston neighborhood, the location does $1.1M in Q1 2018 sales.

Spring 2019

Hopsters Expands to Downtown Philadelphia

2022

Hopsters Opens 16 Locations in Major Cities

Let's Build a National Brand Together


HOPSTER'S

Hopsters, and our team, work every day to grow the awareness and enhance people's experience with craft beer. As you know, we are expanding into the downtown Boston Seaport area, and I wanted to take some time to share with you our thoughts and feelings about Hopsters.

Since we opened in 2013 we have had 22,000 guests brew beer with us. Some of our guests are experienced home brewers, the vast majority are not, however they have all taken away an experience that enhances their connection with their community and local craft beer.

Hopsters is brew pub, a restaurant and a place where you can experience craft beer to the fullest. Many people just pull up to the bar, chat with our welcoming staff, have a bite to eat and enjoy our house brewed beer. Everyone is curious about the beer making experience and many come back to try it either with friends or with colleagues as part of a corporate event.

If you love craft beer, you love Hopsters. Everyone that visits us, especially our guests that participate in the beer making experience, have a big smile of their face. It's so much fun, with a glass of beer in hand, to get the malts, Hops and grains and mix it all up in the kettle, knowing that in two weeks you get to come back to bottle, label and drink your hand crafted beer.

SHOW MORE

Meet the Founders



Lee Cooper

Founder

Before Hopsters Lee worked in financial services in the field of organizational development, helping managers become better leaders. Now he spends his days trying to practice what he preached!



Karen Cooper

Founder/Owner

Karen is a recovering lawyer, who kicked Lee out of homebrewing in her Kitchen and helped him dream up Hopsters. Karen now runs brewery operations with a focus on Corporate and Customer Relations

AND THE REST OF THE TEAM



Christian Mosebach

Director of Brewing Operations

20 yrs experience Christian learned his trade at Weyerbacher in PA now he's braving the N.E Winters!



Todd Gregoire

Culinary Manager

Worked in the restaurant industry for 15 years. Opened a few restaurants for different companies.



Bryan White

Customer Brewing Manager

Bryan runs the corporate and group brewing at Hopsters. When you come and brew Bryan is your guy!



Tim Riordan

Beverage Director

Extensive background in Bar Management and Customer Service.



Collin Dixon

Assistant Head Brewer

A talented and creative brewer. Collin has been on Hopsters mighty brewing team for 3 years.



Geri Wiklund

General Manager

Geri has been in the restaurant industry for 33 yrs with extensive experience growing restaurants

Raised $2,175,699From 791+ Investors

Gretchen Wilson

Corporate financial services executive turned serial entrepreneur. Always on the run

Timothy Martino

Christopher Keuker

Stephana Patton

Ruth Siporin

Tyler Sakosits

Searching for compelling investment opportunities that I fervently believe will be disruptive forces in shaping our future for the better.

MORE INVESTORS

Interview

WF: What is Hopsters? ^

H: Hopsters is unique experience. You could probably call us a brew your own beer brew pub. What that means is you come in, we ask you what beer you like to drink, then we help you make 3 cases of your own handcrafted beer. It takes about 2 hours and it's a fun experience. You can do it with friends, as a corporate group, team building, on a date, or by yourself. During those 2 hours when you're brewing, we have a full restaurant, so you can eat and drink while you are making your own beer.

WF: How did Hopsters get its start? ^

H: I was looking for a new career and I was interested in owning my own business. I was making my own homebrewed beer and got rave reviews, so I always thought it would be fun to have a career that involves beer in some way. I never really thought that was going to happen because I did a little bit of research and quite frankly unless you have a significant amount of upfront capital, it's very difficult to run a brewery that makes any significant amount of cash. With two kids, a family, and living in the suburbs, I needed to create a significant income for myself. I didn't think that owning a brewery with the vast amount of capital was going to make the money that I need to be successful. I also didn't have a lot of experience putting together a commercial brewery.

In my travels, I found these places that you can go and brew your own beer. I visited one with some friends of mine and as we were going through the experience of brewing our own beer, we came to the conclusion that it was great to be able to brew your own beer and get to hang out with other people during the process. With the downtime while you wait for the beer to brew, we thought it would be great if the place had a restaurant so we could eat while we waited. That was really the start of the genesis of the business.

After looking into the numbers, I realized you could actually make some serious money doing this. It's fun to have a restaurant and a bar and a brewing aspect. I did more research and found that there are only two places that that did this, and both of them were in Ohio. I didn't really find anything else around that.

I had a few ideas that focused on the beer making piece of it. The places that I visited seemed to want to be a bar and a brewery, but they weren't focused on the brewery aspect and used kettles twice the size as we use. With them, you brew six cases of beer and for a lot of people that is too much -- our concept uses a smaller kettle and allows you to brew three cases. Another thing I noticed is that these places were dingy and more like a warehouse type of setting.

I realized that the demographic that was into craft beer was young professionals who are looking for an upscale experience. Along with using less beer in the kettles, we decided to provide a really fun, cool, upscale environment that catered to young urban professionals who were really moving and embracing the whole craft beer movement.

After about a year or so we decided that we wanted to really brew our own beer and become a brewpub. So we got a brewpub license and we have pretty much been exclusively offering our beer at Hopsters for the last four years. We wanted to be authentic, and if we were going to have others brew their own beer, we wanted to be known as a place that produces great beer.

WF: What is Hopsters' Mission, and what are your core values? ^

H: Our mission is to enhance craft beer awareness for people in our community. We want them know more about craft beer, whether it's tasting or brewing, and enhance their experience for craft beer. That is what we get out of bed every morning to do. I have to say that Hopsters offers the best craft beer experience in the States right now. We also value the learning process, so when people come in, they can learn as much as they want. They can totally immerse themselves or just ask a couple of questions, all while enjoying the great selection of beer and menu items that we have in our restaurant. It's a complete experience that they can enjoy. We like to call the learning process self-directed edutainment.

The craft beer culture can sometimes get a little snobby, much like the wine culture, and we wanted to take that whole snobbishness out of beer. Where I grew up in England, beer is a working man's drink, and we want to create that easy going, fun, relaxing environment.

We have four core values. The first three are learning, keeping local, and community involvement. We really want to be involved in our community. Even if we can't give a lot of money within the community, we do like to donate kettles so that they can auction them out for community charities. We are able to do that for not a lot of money, so we do a significant amount of charity work within the community. Being a part of the community is very important to us. Craft beer if anything is local. People want to drink local fresh beer. Most people don't want their beer to come from 4,000 miles away if given the choice.

The last value that we have for the locals is fun. So we really try to provide a culture around beer that is fun and lets people get away from their day to day life. We really feel that we've been able to bring those four aspects together because people are always having fun. They are drinking and making beer. Everyone that comes into Hopsters just has a really good time.

By asking the community to put money into this fundraiser, we are giving our community a piece of Hopsters. They will have a stake in the business and can come to Hopsters, drink a beer, and say, "I own a piece of this!" It's a circle of support, in a way. We support the community that will be supporting us.

WF: What is the experience when someone comes into Hopsters? What is the process?

H: Our Newton location has 10 kettles that are all connected while our Boston location has 12. You can brew one kettle, which most people do, or you can come in with some friends and do 2 - 4 kettles. Each kettle is a different style of beer. When you come in, you're assigned a brewmaster and a number of our staff that will help choose the kind of beer that you would like to brew. That's usually a quick 2-minute conversation. We have a whole selection of 30 different recipes that we've developed over the years. If you have a little bit of experience and you want to customize the beer with maybe different hop choices or certain things you'd like to add to the beer, as long as we have those ingredients and it's not going to make your beer taste awful, we are happy to accommodate that. We offer a "flight of beers" that you can order to taste so you can get accustomed to the different flavor and different styles of beer if you are not a big craft beer drinker. For example, you may want to sample a Belgian beer because you have never had it. You can get a sample and that will help you to fine tune your beer choice.

Once you've chosen a beer to brew, we take you to our ingredients room. We have canisters on the wall where you get your different types of grains. You will choose your hops and the various malts that go into your beer. In fact, you will get a laminated recipe card and the brewmaster will help you select those different types of ingredients.

Once you have all the ingredients that you need for the brew, you'll go over to your kettle and start making your three cases of beer, which is about 7.5 gallons of beer. You get 72 12 oz. bottles or you can mix and match of bottles and cans. Our cans are 32 oz. (2 pints). If you are making a big strong Belgian ale, you probably don't want to can that, so you will probably fill up bottles when they come back later.

The process takes about 2 hours and moves in sections. The first section, selecting the beer, getting the ingredients, etc., takes up to about 30 minutes. Then, you'll be boiling the beer for about an hour, which is when we will be keeping an eye on your beer. There may be times during that hour where you need add hops or some other adjuncts into the beer; if you are making spice beer you might be putting some cloves in, or if you're making a pumpkin beer, you put in pumpkin. For the most part, you have about 45 minutes of downtime, and in that time we encourage you to order some food from the restaurant and get yourself a beer.

Then you will go over to the kettles and we are going to transfer that beer into your fermenter, which takes about 10 minutes. What we're basically doing is taking your kettle of beer and getting it down to room temperature through the heat exchanger. It's a fancy bit of equipment in the brewery, and it's really easy to do; we kind of walk you through that process. The fermenter is a 15 gallon drum.

Once you've filled up your beer, you're going to add the yeast into your beer. That's when we get some details from you to tie down your beer and take it downstairs to our fermentation room. The beer takes about a week to ferment. At this point, you can either keep drinking and having fun at Hopsters or you can go home. When you come back two weeks later, you get to try out the beer that you brewed. The great thing is that, with all of our recipes and our processes, the beer is going to be pretty good. It's a lot better than if you were going to homebrew for the first time. People are usually quite pleased with the beer that they get. At this point, you get to bottle your beer in the bottling line. There you sanitize your bottles and fill them through our bottling machines.

Once again, you go home and that's when we send you an email with a link to our site where you can upload the design you would like for your labels. It is all included in the price. When you come back to get your beer, you will get to place your 72 labels onto your beer, and people have a lot of fun with that. Basically that's it. Once you've bottled your beer it's good to drink so you take it home and drink it.

WF: How much does the process cost? What is the split in the cost between the restaurant, the bar and the brewing experience?

H: It costs anywhere from $180 to $230 depending on the style of beer you want. A pale ale is $180 and a Belgian trippel is $230. That price difference is for the ingredients -- you need more product to get stronger beers and more hops to get hoppier beer. If you're coming as a corporate group, you're going to pay $125 per person. For that price, we bottle the beers for you, we stick the labels on it, and we drop it off at your company address for you to give to the people.

WF: What are your margins?

H:

Our average gross margin is 75% across both locations. In Newton, our EBITDA is 24% and our net income is 15%. In Boston, our EBITDA is 30+% and our net income is 20+%.

Serving our own beer through our own taps has proved to highly profitable, as we have a 90% gross margin on all Hopsters-brewed beer served on-site.

WF: How has the growth progressed, and what is the ceiling on your original location?

H: The Newton location is a 2,000 sq ft location that did $1.2M in 2015, close to $1.4M in 2016, and $1.3 in 2017. Our sales there are not really going to grow significantly, as we're maxed out at that size. In Boston, we did $1.1M in Q1 2018 and anticipate filing more than $5M in total this year from that location.

WF: Why did you choose Newton for your first location? What is next for you in terms of growth?

H: No one had done this on the East Coast or in New England. We wanted a place that was affordable and that had good visibility on a main road so people could see it. You're never going to be successful doing something like this in the back alley. The Hopsters brewery in Newton is only 2,000 sq ft. One of our biggest challenges is hosting corporate events but having to shut the rest of the space down to the public due to our size.

In Boston, our 6,000 sq ft location has the capacity for 180 people and boasts 12 kettle stations, a bar, a brew hall, and a full-service restaurant and kitchen. To save costs, all Hopsters beer is brewed in the Newton location. We built a strong brand in Newton, so our brewhouse, tap room, and corporate sales have all been strong so far. We expanded because we felt our margins and our sales would be that much higher in a bigger location, which has been the case so far, and gives us confidence in expanding our business plan nationally in the ensuing years.

WF: Why did you choose the Boston area to expand?

H: We chose Seaport, which is an up-and-coming area in central Boston. It's the hippest, fastest-growing place in the city. There is development going on everywhere; condos and a nightclub, and we're right in the middle of all of it. Also, there is a brewery there called Trillium, you may have heard of Harpoon; their brewery is not too far away as well. It's a great location to be in.

The location carries our target demographic of young professionals. We're right next door to the financial district and of course a lot of offices. This area has been significant for our corporate events, which can be five times as profitable as a standard restaurant.

WF: Who makes up your team, and how are you qualified to do this? Who do you surround yourself with and why does everyone want to grow Hopsters?

H: The core team is my wife and I. I take the lead on the strategy and focus on how we drive revenue. My wife is takes the lead on marketing, social media, and how to get people in there to spend money. I'm also pretty good at figuring out how to make it all cool, fun, as well as how to take our values and achieve our mission while making money. What I've learned from the last few years is really about how to fine-tune the business.

Karen focuses on the operations side. She manages the inbound relationships with people that want to come in on the corporate piece.

We have an amazing chef whose been a chef for the last 10 years, went to culinary school, and he's owned his own restaurant. We're really working on providing a beer-centric menu for people. Not only do we suggest pairings, but we are always looking at ways to add beer to the food. For example, in the fall we have a beer fondue and a steak and ale pie. We have a very craft beer-focused menu.

In terms of managing our beverage program in the front of the house, that falls to our front of house and bar manager, John. He has a hospitality degree from BU. He's been in the beer trade business and the beverage business for many years.

We also have Cassidy as our Head Brewer. He came to us as a brewer with Sam Adams and is responsible for overall brewing operations.

The core team passes between Newton and Boston. The strategic management and the weekly operations for Newton also falls to the staff in Boston. We don't brew our own beer in Boston, as we do that in Newton so we can double the capacity of the brewery in Boston, then we send our beer down to the Boston. We didn't want to use our 6,000 square feet to brew beer, we wanted to use it for the restaurant, the bar, and the customers.

WF: How do you make money?

H: We have 4 major revenue streams at various levels of maturity. In Boston, our Q1 sales were 41% from our own Hopsters craft beer, 37% from food, 11% from the brew-your-own-beer kettles, and 10% from liquor and wine. In Newton, our 2017 sales were 40% from the brew-your-own-beer kettles, 25% from food, 23% from our own Hopsters craft beer, and 12% from liquor and wine.

WF: How do you acquire customers?

H: We have a significant online social media presence that includes 17K Facebook followers, plus online advertising, outbound corporate sales executives, inbound sales executives, and inbound media executives.

WF: What's new about what you're making? How is it different?

H: Nobody does what we do on the East Coast and we have virtually no competition nationally. We're unique in the fact that we have the brew your own experience with the emphasis on corporate events as well as the upscale brewpub restaurant/bar. Think "Foodertainment"-- Dave & Busters, etc.

WF: How big is the market?

H: We believe there should be at least one or two Hopsters in every U.S. urban area and potentially overseas. If you are over 21 and looking for a fun experience with friends, work, or family, then Hopsters is for you.

WF: Who are your competitors? How are you different?

H: You cannot brew your own beer, drink local craft beer, and eat in a restaurant all in the same location anywhere on the East Coast. For corporate events, people have other options such as Kings Bowling and F1 Formula Racing, but there's no brewing alternative.

WF: What do you understand about your business that others don't get?

H: Our model yields tremendous profitability. In our restaurant, the majority of our revenues come from higher margin business, so we do not face the business financial challenges of a restaurant. We have much lower costs and much higher margins than that traditional business model.

WF: What's your biggest risk? What keeps you up at night?

H: It's about execution every single day and as we grow, we will need to continue to bring in great colleagues. Plus, national licensing is always a challenge, as each state, city, and jurisdiction has different rules and regulations.

Ask a Question

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ASK QUESTION

Scott Fulk Jan 9 2017

Since you're oversubscribed, are you going to follow Legion M's example and move accredited investors over to a different funding method so you don't have to cut out as many smaller investors? I don't want you to drop me but I was only able to invest $500 due to the annual limits.



Lee Cooper Founder FOUNDER edited Jan 10 2017

Thanks Scott - That's correct. To make room for everyone we are going to move some investors into a Reg D.

Nick Perry Dec 7 2016

Hi! Looks like a winner to me! Just wondering how long this investment round will be open?



Lee Cooper Founder FOUNDER Dec 7 2016

Thanks Nick - Looks like a winner to me too! We are scheduled to close Jan 4th, however If we hit the million, maybe before the holidays, we'll close sooner.

MORE QUESTIONS

RISKS

1 **Any projections of future performance provided to you may prove to be incorrect.**
The financial projections of the Company and projections relating to the future market for the Company's potential products are based upon current assumptions as to future events and conditions which the Company believes to be reasonable as of the date thereof, but which are inherently uncertain and unpredictable. The assumptions may prove to be incomplete or incorrect and unanticipated events and circumstances may occur. Because of such uncertainties, and the other risks outlined herein, the actual results of the Company's future

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OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, and more.

THE FUNDING PORTAL

Hopsters is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$500 min INVEST

Can I change my mind and get a refund?

How is Wefunder compensated?

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